Exhibit 99.1

Collegium Announces the Closing of $980 Million Syndicated Credit Facility

– Five-Year Financing with Favorable Terms that Significantly Reduce Interest Rate –

STOUGHTON, Mass., December 30, 2025 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL), today announced the closing of its inaugural syndicated credit facility. The new aggregate $980 million credit facility will mature in 2030 and consists of a $580 million initial Term Loan, $300 million Delayed Draw Term Loan, and $100 million revolving credit facility (collectively the “Credit Facility”). The initial Term Loan was used to repay approximately $581 million of principal representing the entire remaining balance of the Company’s previous $646 million term loan secured from funds managed by Pharmakon Advisors, LP. The Delayed Draw Term Loan and revolving credit facility, both of which were undrawn at the time of closing, are expected to be used for general corporate purposes, including to partially fund future business development opportunities.

“We are pleased to have successfully closed our inaugural syndicated credit facility which significantly improves our debt terms and underscores the strength of our financial outlook,” said Colleen Tupper, Chief Financial Officer of Collegium. “This additional capital also provides us with flexibility to further drive long-term value as we continue to evaluate opportunities to expand and diversify our product portfolio through business development.”

Loans under the Credit Facility will bear interest at an annual rate equal to the term Secured Overnight Financing Rate (SOFR) plus a spread based on the Company’s First Lien Net Leverage Ratio (as defined in the Credit Agreement) ranging from 2.75% to 3.75%. The interest rate upon closing was SOFR plus 2.75%. The reduced rate on the new Credit Facility is expected to result in meaningful annualized interest savings. Truist Bank acted as administrative agent. Truist Securities, Inc., Citizens Bank, N.A., MUFG Bank, Ltd., Fifth Third Bank, National Association, The Huntington National Bank, and U.S. Bank National Association served as joint bookrunners and joint lead arrangers for the syndicate of banks and Flagstar Bank, N.A., PNC Bank, National Association and Synovus Bank served as co-documentation agents.

About Collegium Pharmaceutical, Inc.

Collegium is building a leading, diversified biopharmaceutical company committed to improving the lives of people living with serious medical conditions. The Company has a leading portfolio of responsible pain management medications and a rapidly growing neuropsychiatry business driven by Jornay PM®, a differentiated treatment for ADHD. Collegium’s strategy includes growing its commercial portfolio, with Jornay PM as the lead growth driver, and deploying capital in a disciplined manner. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding the expected benefits of the new credit facility, including anticipated interest savings, statements related to the intended use of proceeds from the credit facility, statements regarding our capital structure, financial position, and future financial performance, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: unknown liabilities; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to maintain regulatory approval of our products, and any related restrictions, limitations, and/or warnings in the label of our products; the size of the markets for our products, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contacts:
Ian Karp

Head of Investor Relations

ir@collegiumpharma.com

Danielle Jesse
Director, Investor Relations
ir@collegiumpharma.com